UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 3, 2021

RESIDEO TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38635	82-5318796
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

901 E 6th Street, Austin, Texas	78702
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (512) 726-3500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol:	Name of each exchange on which registered:
Common Stock, par value $0.001 per share	REZI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02.	Results of Operations and Financial Condition.

On August 5, 2021, Resideo Technologies, Inc. (the “Company”) issued a press release announcing its second quarter 2021 earnings, which is furnished herewith as Exhibit 99.1.

Previously, on August 3, 2021, the Company issued a press release announcing a binding agreement in principle to settle the pending securities class action litigation arising from allegations with respect to statements and disclosures made in 2019, which is furnished herewith as Exhibit 99.2.

The information furnished pursuant to Item 2.02, including Exhibits 99.1 and 99.2, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Exchange Act.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Resideo Technologies, Inc. Earnings Press Release dated August 5, 2021

99.2	Resideo Technologies, Inc. Press Release dated August 3, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 5, 2021	RESIDEO TECHNOLOGIES, INC.

	By:	/s/ Jeannine J. Lane
	Name:	Jeannine J. Lane
	Title:	Executive Vice President, General Counsel, Corporate Secretary and Chief Compliance Officer

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